Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Second Quarter 2017 Results

– Consolidated Net Income of $47.3 Million –

– Consolidated Adjusted EBITDA of $98.5 Million –

– RevPAR Decrease of 0.7 Percent; Total RevPAR Increase of 0.3 Percent Compared to Second Quarter 2016 –

– Capital Projects Across Hospitality and Entertainment Segments Remain on Pace –

– Raises Full-Year Guidance Midpoint –

NASHVILLE, Tenn. (August 8, 2017) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the second quarter ended June 30, 2017.

Colin Reed, chairman and chief executive officer of Ryman Hospitality Properties, said, “Our businesses delivered another solid quarter of results that were consistent with our expectations at the outset of 2017. This steady performance comes amidst a busy calendar of development activity for both our Hospitality and Entertainment segments as we continue to enhance our competitive position and set the stage for future growth across our portfolio.

In our Hospitality segment, forward-booking production remained strong in second quarter 2017 despite a challenging comparison from second quarter 2016. The group segment continues to perform well, and we remain enthusiastic about the demand we are seeing for future years, particularly given the capital investment projects we have coming online in our Hospitality segment over the next 18 months.”

Second Quarter and Year-to-Date 2017 Results (As Compared to Second Quarter and Year-to-Date 2016) Included the Following:

Consolidated Results

($ in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Δ	2017	2016	% Δ
Total Revenue	$298,778	$296,215	0.9%	$574,820	$557,712	3.1%

Operating Income	$64,693	$66,945	-3.4%	$111,753	$105,739	5.7%
Operating Income Margin	21.7%	22.6%	-0.9pt	19.4%	19.0%	0.4pt

Net Income	$47,292	$51,331	-7.9%	$79,912	$77,677	2.9%
Net Income Margin	15.8%	17.3%	-1.5pt	13.9%	13.9%	0.0pt
Net Income per diluted share	$0.92	$1.00	-8.0%	$1.56	$1.51	3.3%

Adjusted EBITDA	$98,488	$99,058	-0.6%	$179,049	$172,474	3.8%
Adjusted EBITDA Margin	33.0%	33.4%	-0.4pt	31.1%	30.9%	0.2pt

Funds From Operations (FFO)	$74,989	$77,756	-3.6%	$135,264	$132,880	1.8%
FFO per diluted share	$1.46	$1.52	-3.9%	$2.64	$2.59	1.9%

Adjusted FFO	$79,775	$81,586	-2.2%	$142,528	$138,136	3.2%
Adjusted FFO per diluted share	$1.55	$1.59	-2.5%	$2.78	$2.69	3.3%

For the Company’s definitions of Operating Income Margin, Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, FFO, and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDA Definition,” “Adjusted EBITDA Margin Definition,” “Adjusted FFO Definition” and “Supplemental Financial Results” below.

Operating Results

Hospitality Segment

For the three months and six months ended June 30, 2017 and 2016, the Company reported the following:

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016	% Δ	2017	2016	% Δ
Hospitality Revenue	$263,373	$262,329	0.4%	$517,527	$506,520	2.2%

Hospitality Operating Income	$61,443	$63,018	-2.5%	$113,575	$108,477	4.7%
Hospitality Operating Income Margin	23.3%	24.0%	-0.7pt	21.9%	21.4%	0.5pt

Hospitality Adjusted EBITDA	$91,373	$91,502	-0.1%	$172,949	$167,843	3.0%
Hospitality Adjusted EBITDA Margin	34.7%	34.9%	-0.2pt	33.4%	33.1%	0.3pt

Hospitality Performance Metrics
Occupancy	76.7%	78.0%	-1.3pt	74.7%	74.1%	0.6pt
Average Daily Rate (ADR)	$191.00	$188.86	1.1%	$190.68	$186.19	2.4%
RevPAR	$146.42	$147.40	-0.7%	$142.37	$137.98	3.2%
Total RevPAR	$348.45	$347.32	0.3%	$344.24	$335.51	2.6%

Gross Definite Rooms Nights Booked	546,208	604,093	-9.6%	1,028,001	990,659	3.8%
Net Definite Rooms Nights Booked	309,065	429,507	-28.0%	696,789	748,522	-6.9%
Group Attrition (as % of contracted block)	14.4%	12.8%	1.6pt	12.9%	11.9%	1.0pt
Cancellations ITYFTY(1)	12,544	12,739	-1.5%	32,723	28,512	14.8%

(1)	“ITYFTY” represents In The Year For The Year.

For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for second quarter 2017 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDA Reconciliations,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDA to Hospitality Operating Income, and property-level Adjusted EBITDA to property-level Operating Income for each of the hotel properties. Highlights for second quarter 2017 for the Hospitality segment and at each property include:

•

Hospitality Segment: Total revenue increased 0.4 percent to $263.4 million in second quarter 2017 compared to second quarter 2016. Total RevPAR increased by 0.3 percent for the quarter, driven by an increase in both ADR and other hotel revenue that was partially offset by a 130 basis point decline in occupancy as compared to the second quarter of 2016. The shift in the Easter holiday into the second quarter in 2017 had an estimated 170 basis point unfavorable impact to

RevPAR, compared to second quarter 2016. In addition, the planned rooms renovation project at Gaylord Opryland impacted occupancy for the Hospitality segment, as approximately 18,800 room nights were out of service during the quarter, compared to 8,630 room nights out of service in second quarter 2016. Hospitality segment operating income declined by 2.5 percent in the second quarter of 2017 as compared to the second quarter of 2016. Hospitality segment Adjusted EBITDA was flat at $91.4 million compared to second quarter 2016.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Gaylord Opryland	2017	2016	% Δ	2017	2016	% Δ
Revenue	$80,260	$79,582	0.9%	$155,222	$155,222	0.0%
Operating Income	$20,777	$21,359	-2.7%	$36,418	$37,908	-3.9%
Operating Income Margin	25.9%	26.8%	-0.9pt	23.5%	24.4%	-0.9pt
Adjusted EBITDA	$29,150	$28,707	1.5%	$52,888	$52,797	0.2%
Adjusted EBITDA Margin	36.3%	36.1%	0.2pt	34.1%	34.0%	0.1pt

Occupancy	72.8%	77.2%	-4.4pt	70.6%	74.3%	-3.7pt
Average daily rate (ADR)	$180.11	$180.88	-0.4%	$178.76	$173.67	2.9%
RevPAR	$131.07	$139.58	-6.1%	$126.16	$129.08	-2.3%
Total RevPAR	$305.40	$303.45	0.6%	$296.95	$295.93	0.3%

•	Gaylord Opryland: Total revenue increased by 0.9 percent to $80.3 million in second quarter 2017 compared to second quarter 2016, driven by strong food and beverage performance which offset a decrease in occupancy of 440 basis points compared to the second quarter of 2016. There were 18,800 room nights out of service during the second quarter of 2017 due to planned room renovations of the Delta section of the hotel, compared to 8,630 room nights out of service in second quarter 2016. The room renovation program at Gaylord Opryland is expected to be complete in third quarter 2017. Operating income decreased 2.7 percent to $20.8 million in the second quarter of 2017, compared to the second quarter of 2016, primarily due to an increase in depreciation and amortization expense related to additional fixed assets associated with the ongoing rooms renovation program at the hotel, which was partially offset by lower than anticipated property tax accrual. Adjusted EBITDA increased by 1.5 percent to $29.2 million compared to second quarter 2016, primarily due to the decrease in property tax accrual. During the second quarter of 2017, the property broke ground on its $90 million resort water feature, which is scheduled to open in the second half of 2018.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Gaylord Palms	2017	2016	% Δ	2017	2016	% Δ
Revenue	$48,184	$45,683	5.5%	$102,381	$101,442	0.9%
Operating Income	$9,387	$8,062	16.4%	$22,501	$22,941	-1.9%
Operating Income Margin	19.5%	17.6%	1.9pt	22.0%	22.6%	-0.6pt
Adjusted EBITDA	$15,425	$14,135	9.1%	$34,614	$35,033	-1.2%
Adjusted EBITDA Margin	32.0%	30.9%	1.1pt	33.8%	34.5%	-0.7pt

Occupancy	80.3%	78.3%	2.0pt	80.1%	80.1%	0.0pt
Average daily rate (ADR)	$181.68	$167.77	8.3%	$194.21	$181.31	7.1%
RevPAR	$145.91	$131.37	11.1%	$155.52	$145.16	7.1%
Total RevPAR	$373.94	$354.52	5.5%	$399.47	$395.02	1.1%

•	Gaylord Palms: Total revenue increased 5.5 percent to $48.2 million in second quarter 2017 compared to second quarter 2016, driven by higher corporate and transient room nights and overall growth in ADR of 8.3 percent. An increase in food and beverage revenue and the addition of new resort pool amenities also contributed to revenue growth compared to second quarter 2016. While corporate room nights were higher in the quarter compared to second quarter 2016, overall group room nights were down 4.8 percent due to the shift in the Easter holiday into second quarter 2017. Occupancy increased by 200 basis points to 80.3 percent compared to second quarter 2016, while RevPAR increased 11.1 percent. Operating income increased 16.4 percent to $9.4 million in the second quarter of 2017 compared to the second quarter of 2016. Adjusted EBITDA increased 9.1 percent to $15.4 million compared to second quarter 2016. The increases in operating income and Adjusted EBITDA were driven mostly by the strong room revenue performance year-over-year and supported by an increase in food and beverage revenue, including contributions from the new resort pool amenities.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
Gaylord Texan	2017	2016	% Δ	2017	2016	% Δ
Revenue	$52,772	$56,350	-6.3%	$109,517	$110,021	-0.5%
Operating Income	$12,631	$15,607	-19.1%	$28,521	$29,956	-4.8%
Operating Income Margin	23.9%	27.7%	-3.8pt	26.0%	27.2%	-1.2pt
Adjusted EBITDA	$17,771	$20,633	-13.9%	$38,771	$39,986	-3.0%
Adjusted EBITDA Margin	33.7%	36.6%	-2.9pt	35.4%	36.3%	-0.9pt

Occupancy	72.7%	79.8%	-7.1pt	76.1%	76.4%	-0.3pt
Average daily rate (ADR)	$190.73	$198.00	-3.7%	$189.76	$192.02	-1.2%
RevPAR	$138.66	$158.09	-12.3%	$144.44	$146.74	-1.6%
Total RevPAR	$383.79	$409.81	-6.3%	$400.44	$400.07	0.1%

•	Gaylord Texan: Total revenue decreased 6.3 percent to $52.8 million in second quarter 2017 compared to second quarter 2016 due to an occupancy decrease of 710 basis points and a 3.7 percent decrease in ADR. RevPAR and Total RevPAR decreased by 12.3 percent and 6.3 percent, respectively, on a year-over-year basis, driven by a decrease in group occupancy, partially due to the shift in the Easter holiday into second quarter 2017. The property also faced a difficult year-over-year comparison from last year’s nearly 80 percent second quarter occupancy. Operating income decreased 19.1 percent to $12.6 million in the second quarter of 2017 compared to the second quarter of 2016. Adjusted EBITDA declined 13.9 percent to $17.8 million compared to second quarter 2016. The decreases in operating income and Adjusted EBITDA were driven primarily by the decline in overall occupancy. The previously-announced room and meeting space expansion at Gaylord Texan continues to be on pace and on budget, with an anticipated opening in second quarter 2018. Advanced bookings for the new rooms, as well as the 60,000 square feet of additional high-quality meeting space, remain strong.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
Gaylord National	2017	2016	% Δ	2017	2016	% Δ
Revenue	$73,995	$73,550	0.6%	$136,452	$127,705	6.8%
Operating Income	$16,152	$15,976	1.1%	$22,861	$15,219	50.2%
Operating Income Margin	21.8%	21.7%	0.1pt	16.8%	11.9%	4.9pt
Adjusted EBITDA	$25,869	$25,363	2.0%	$42,080	$36,274	16.0%
Adjusted EBITDA Margin	35.0%	34.5%	0.5pt	30.8%	28.4%	2.4pt

Occupancy	81.3%	76.6%	4.7pt	75.5%	68.5%	7.0pt
Average daily rate (ADR)	$214.42	$217.96	-1.6%	$210.19	$214.48	-2.0%
RevPAR	$174.41	$167.01	4.4%	$158.76	$147.00	8.0%
Total RevPAR	$407.38	$404.93	0.6%	$377.69	$351.54	7.4%

•	Gaylord National: Total revenue increased 0.6 percent to $74.0 million in second quarter 2017 compared to second quarter 2016, driven by a solid 470 basis point increase in occupancy and a 4.4 percent increase in RevPAR. Operating income increased 1.1 percent to $16.2 million in the second quarter of 2017 compared to the second quarter of 2016. Adjusted EBITDA increased 2.0 percent to $25.9 million in the second quarter of 2017 as compared to the second quarter of 2016. The increases in operating income and Adjusted EBITDA were driven by higher occupancy and increases in ancillary revenue, such as parking and resort fees, associated with the increase in occupancy. The previously-announced Riverview Ballroom opened in May 2017 and has been well received by groups and leisure customers.

Reed continued, “We are pleased with the profitability our hotels delivered despite the occupancy and calendar-related challenges they faced this quarter. Gaylord National and Gaylord Palms delivered particularly strong results this quarter, with Gaylord National boasting record occupancy for the quarter and Gaylord Palms benefitting from the addition of teen-friendly resort pool amenities, which positively impacted transient occupancy.

Our Hospitality development projects, including our joint venture investment in the Gaylord Rockies Resort and Convention Center, remain on pace and on budget, and we look forward to further capitalizing on these investments in the years ahead.”

Entertainment Segment

For the three and six months ended June 30, 2017 and 2016, the Company reported the following:

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Δ	2017	2016	% Δ
Revenue	$35,405	$33,886	4.5%	$57,293	$51,192	11.9%
Operating Income	$11,379	$11,491	-1.0%	$14,373	$12,454	15.4%
Operating Income Margin	32.1%	33.9%	-1.8pt	25.1%	24.3%	0.8pt
Adjusted EBITDA	$13,537	$13,247	2.2%	$18,762	$16,019	17.1%
Adjusted EBITDA Margin	38.2%	39.1%	-0.9pt	32.7%	31.3%	1.4pt

Reed continued, “Our existing entertainment assets performed well during the second quarter as Nashville’s popularity as a tourism destination continues. We will continue to invest in these core assets and their unique value proposition in addition to preparing for the launch of our new retail, restaurant and entertainment venues Opry City Stage and Ole Red Tishomingo, which are expected to be operational in the fourth quarter of 2017. Our flagship Ole Red location is slated to open in downtown Nashville in the spring of 2018.”

Corporate and Other Segment Results

For the three months and six months ended June 30, 2017 and 2016, the Company reported the following:

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Δ	2017	2016	% Δ
Operating Loss	($8,129)	($7,564)	-7.5%	($16,195)	($15,192)	-6.6%
Adjusted EBITDA	($6,422)	($5,691)	-12.8%	($12,662)	($11,388)	-11.2%

Corporate and Other Segment Operating Loss and Adjusted EBITDA for second quarter 2017, as compared to second quarter 2016, includes an increase in administrative and employment costs associated with investments in the Company’s growth initiatives in both the Hospitality and Entertainment segments.

Dividend Update

The Company paid its second quarter 2017 cash dividend of $0.80 per share of common stock on July 14, 2017 to stockholders of record as of June 19, 2017. It is the Company’s current plan to distribute total 2017 annual dividends of approximately $3.20 per share in cash in equal quarterly payments with the remaining payments occurring in October of 2017 and January of 2018. Any future dividend is subject to the Board of Director’s determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of June 30, 2017, the Company had total debt outstanding of $1,560.7 million, net of unamortized deferred financing costs, and unrestricted cash of $49.6 million. As of June 30, 2017, $140.5 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.1 million in letters of credit, which left $557.4 million of availability for borrowing under the credit facility.

On May 23, 2017, the Company announced the completion of several refinancing activities, which included the extension of its revolving credit facility, the refinancing of its Term B loan facility, and the addition of a new secured Term Loan A facility. These financing activities took advantage of favorable conditions in the capital markets to extend the earliest maturity of the Company’s outstanding debt by two years, lower the Company’s average cost of capital and create additional liquidity for the Company moving forward, which we believe provides the Company with flexibility to take advantage of strategic opportunities that may develop in the future.

Guidance

The Company has narrowed its guidance range for 2017 RevPAR and Total RevPAR growth and raised the low end and top end of its 2017 consolidated guidance to reflect stronger levels of profitability, as well as increased visibility into expected performance in the second half of 2017. The Company does not expect to update the guidance before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

Reed continued, “The pace of future bookings is progressing as planned, and first-half results were in line with our expectations. Group room nights on the books for 2017 are on track with the plan we had coming into the year, and we continue to believe 2017 will be another strong year for the Company. As we look to the second half of the year, we are now expecting fiscal year 2017 RevPAR growth in the range of 1% – 3% (from our prior guidance of 0% - 3%) and Total RevPAR growth in the range of 1% – 2% (from our prior guidance of 0% - 3%).

Our net income guidance range for the full year is $148.5 to $158.2 million (from our prior guidance of $139.8 to $157.6 million). The low end of our Adjusted EBITDA guidance range for the Hospitality segment was raised to reflect a range of $335.0 to $344.0 million (from our prior guidance of $330.0 to $344.0 million), which primarily reflects a lower-than-anticipated increase in property tax expense at Gaylord Opryland resulting from a decrease in rate.

Our 2017 Adjusted EBITDA guidance for the Entertainment segment is now $37.0 to $40.0 million (from our prior guidance of $34.0 to $38.0 million) and Corporate & Other guidance is now a loss of $24.0 to $23.0 million (from our prior guidance of $24.0 to $22.0 million). As a result of these changes, our guidance for 2017 Adjusted EBITDA on a consolidated basis is now $348.0 to $361.0 million (from our prior guidance of $340.0 to $360.0 million).

We remain confident in our ability to capitalize on the strength of the group market in the near-term and are looking forward to an expected strong year of performance in 2018 when we will begin to see the benefits of recent growth investments.”

($ in millions, except per share figures)	Updated Guidance Full Year 2017		Variance to Prior Guidance
	Low	High	Low	High
Hospitality RevPAR (1)	1.0%	3.0%	1.0pt		0.0pt
Hospitality Total RevPAR (1)	1.0%	2.0%	1.0pt		-1.0pt

Net Income	$148.5	$158.2	$8.7		$0.6

Adjusted EBITDA
Hospitality (1)	$335.0	$344.0	$5.0		$0.0
Entertainment	37.0	40.0	3.0		2.0
Corporate and Other	-24.0	-23.0	0.0		-1.0

Consolidated Adjusted EBITDA	$348.0	$361.0	$8.0		$1.0

Funds from Operations (FFO)	$259.1	$271.4	$5.8	-$	2.7
Adjusted FFO	$273.0	$285.7	$8.5		$0.2

Net Income per Diluted Share	$2.89	$3.08	$0.16		$0.01

FFO per Diluted Share	$5.05	$5.29	$0.11	-$	0.05

Estimated Diluted Shares Outstanding	51.3	51.3	—		—

(1)	Hospitality segment guidance assumes approximately 49,000 room nights out of service in 2017 due to the renovation of rooms at Gaylord Opryland. The out of service rooms are included in the total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,811 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room overflow hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and 650 AM WSM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, refinancing plans, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes commencing with the year ended December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period.

Calculation of GAAP Margin Figures

We calculate Net Income Margin by dividing GAAP consolidated Net Income by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Operating Income Margin by dividing consolidated, segment, or property-level GAAP Operating Income by consolidated, segment, or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDA Definition

To calculate Adjusted EBITDA, we first determine Operating Income, which represents Net Income (loss) determined in accordance with GAAP, plus, to the extent the following adjustments occurred during the periods presented: loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from joint ventures; and interest expense, net. Adjusted EBITDA is then calculated as Operating Income, plus, to the extent the following adjustments occurred during the periods presented: depreciation and amortization; preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses), net; (gains) losses on warrant settlements; pension settlement charges; pro rata Adjusted EBITDA from joint ventures, (gains) losses on the disposal of assets, and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of Net Income (loss) to Operating Income and Adjusted EBITDA and a reconciliation of segment, and property-level Operating Income to segment, and property-level Adjusted EBITDA are set forth below under “Supplemental Financial Results.”

Adjusted EBITDA Margin Definition

We calculate consolidated Adjusted EBITDA Margin by dividing consolidated Adjusted EBITDA by GAAP consolidated Total Revenue. We calculate segment, or property-level Adjusted EBITDA Margin by dividing segment, or property-level Adjusted EBITDA by segment, or property-level GAAP Revenue. We believe Adjusted EBITDA Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDA and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

Adjusted FFO Definition

We calculate Adjusted FFO to mean Net Income (loss) (computed in accordance with GAAP), excluding, to the extent the following adjustments occurred during the periods presented: non-controlling interests, and (gains) and losses from sales of property; depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and certain pro rata adjustments from joint ventures (which equals FFO). We then exclude, to the extent the following adjustments occurred during the periods presented, impairment charges; write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, (gains) losses on extinguishment of debt and warrant settlements, and the impact of deferred income tax expense (benefit). We believe that the presentation of Adjusted FFO provides useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after considering the impact of our capital structure. A reconciliation of Net Income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Shannon Sullivan, Director of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters or Sam Gibbons
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315 or (312) 445-2874
tsiefert@rymanhp.com	robert.winters@alpha-ir.com; sam.gibbons@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2017	2016	2017	2016
Revenues :
Rooms	$110,674	$111,331	$214,043	$208,300
Food and beverage	128,441	127,217	254,610	249,450
Other hotel revenue	24,258	23,781	48,874	48,770
Entertainment	35,405	33,886	57,293	51,192

Total revenues	298,778	296,215	574,820	557,712

Operating expenses:
Rooms	28,359	28,140	56,387	54,121
Food and beverage	68,285	67,998	137,442	136,255
Other hotel expenses	73,388	73,491	147,461	146,179
Management fees	6,178	5,501	11,709	10,838

Total hotel operating expenses	176,210	175,130	352,999	347,393
Entertainment	22,113	20,834	38,938	35,530
Corporate	7,589	6,897	15,104	13,868
Preopening costs	494	—	710	—
Depreciation and amortization	27,679	26,409	55,316	55,182

Total operating expenses	234,085	229,270	463,067	451,973

Operating income	64,693	66,945	111,753	105,739

Interest expense, net of amounts capitalized	(17,155)	(16,016)	(33,019)	(32,055)
Interest income	2,969	3,008	5,917	6,151
Loss from joint ventures	(943)	(1,058)	(1,717)	(1,448)
Other gains and (losses), net	(1,373)	(133)	(1,530)	(180)

Income before income taxes	48,191	52,746	81,404	78,207

Provision for income taxes	(899)	(1,415)	(1,492)	(530)

Net income	$47,292	$51,331	$79,912	$77,677

Basic net income per share	$0.92	$1.01	$1.56	$1.52

Fully diluted net income per share	$0.92	$1.00	$1.56	$1.51

Weighted average common shares for the period:
Basic	51,154	50,977	51,100	51,011
Diluted	51,334	51,221	51,316	51,296

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Jun. 30, 2017	Dec. 31, 2016
ASSETS:
Property and equipment, net of accumulated depreciation	$2,023,907	$1,998,012
Cash and cash equivalents - unrestricted	49,610	59,128
Cash and cash equivalents - restricted	15,175	22,062
Notes receivable	155,535	152,882
Investment in Gaylord Rockies joint venture	87,716	70,440
Trade receivables, net	65,576	47,818
Prepaid expenses and other assets	58,255	55,411

Total assets	$2,455,774	$2,405,753

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$1,560,667	$1,502,554
Accounts payable and accrued liabilities	153,785	163,205
Dividends payable	41,712	39,404
Deferred management rights proceeds	178,572	180,088
Deferred income taxes, net	1,340	1,469
Other liabilities	154,368	151,036
Stockholders’ equity	365,330	367,997

Total liabilities and stockholders’ equity	$2,455,774	$2,405,753

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2017		2016		2017		2016
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$298,778		$296,215		$574,820		$557,712
Net income	$47,292	15.8%	$51,331	17.3%	$79,912	13.9%	$77,677	13.9%
Provision for income taxes	899		1,415		1,492		530
Other (gains) and losses, net	1,373		133		1,530		180
Loss from joint ventures	943		1,058		1,717		1,448
Interest expense, net	14,186		13,008		27,102		25,904

Operating Income	64,693	21.7%	66,945	22.6%	111,753	19.4%	105,739	19.0%
Depreciation & amortization	27,679		26,409		55,316		55,182
Preopening costs	494		—		710		—
Non-cash ground lease expense	1,304		1,311		2,609		2,622
Equity-based compensation expense	1,644		1,513		3,213		3,062
Interest income on Gaylord National bonds	2,931		2,992		5,862		6,094
Pro rata adjusted EBITDA from joint ventures	—		(3)		—		(3)
Other gains and (losses), net	(1,373)		(133)		(1,530)		(180)
(Gain) loss on disposal of assets	1,116		24		1,116		(42)

Adjusted EBITDA	$98,488	33.0%	$99,058	33.4%	$179,049	31.1%	$172,474	30.9%

Hospitality segment
Revenue	$263,373		$262,329		$517,527		$506,520
Operating income	$61,443	23.3%	$63,018	24.0%	$113,575	21.9%	$108,477	21.4%
Depreciation & amortization	25,547		24,181		50,725		50,650
Preopening costs	173		—		228		—
Non-cash lease expense	1,279		1,311		2,559		2,622
Interest income on Gaylord National bonds	2,931		2,992		5,862		6,094
Other gains and (losses), net	—		(24)		—		(24)
Loss on disposal of assets	—		24		—		24

Adjusted EBITDA	$91,373	34.7%	$91,502	34.9%	$172,949	33.4%	$167,843	33.1%

Entertainment segment
Revenue	$35,405		$33,886		$57,293		$51,192
Operating income	$11,379	32.1%	$11,491	33.9%	$14,373	25.1%	$12,454	24.3%
Depreciation & amortization	1,592		1,561		3,500		3,208
Preopening costs	321		—		482		—
Non-cash lease expense	25		—		50		—
Equity-based compensation	220		198		357		360
Pro rata adjusted EBITDA from joint ventures	—		(3)		—		(3)
Other gains and (losses), net	(431)		—		(431)		—
Loss on disposal of assets	431		—		431		—

Adjusted EBITDA	$13,537	38.2%	$13,247	39.1%	$18,762	32.7%	$16,019	31.3%

Corporate and Other segment
Operating loss	$(8,129)		$(7,564)		$(16,195)		$(15,192)
Depreciation & amortization	540		667		1,091		1,324
Equity-based compensation	1,424		1,315		2,856		2,702
Other gains and (losses), net	(942)		(109)		(1,099)		(156)
(Gain) loss on disposal of assets	685		—		685		(66)

Adjusted EBITDA	$(6,422)		$(5,691)		$(12,662)		$(11,388)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2017	2016	2017	2016
Consolidated
Net income	$47,292	$51,331	$79,912	$77,677
Depreciation & amortization	27,679	26,409	55,316	55,182
Pro rata adjustments from joint ventures	18	16	36	21

FFO	74,989	77,756	135,264	132,880

Non-cash lease expense	1,304	1,311	2,609	2,622
Pro rata adjustments from joint ventures	79	417	176	811
(Gain) loss on other assets	1,116	24	1,116	(10)
Write-off of deferred financing costs	925	—	925	—
Amortization of deferred financing costs	1,304	1,216	2,567	2,432
Deferred tax (benefit) expense	58	862	(129)	(599)

Adjusted FFO	$79,775	$81,586	$142,528	$138,136

Capital expenditures (1)	(13,583)	(15,795)	(28,495)	(29,491)

Adjusted FFO less maintenance capital expenditures	$66,192	$65,791	$114,033	$108,645

Basic net income per share	$0.92	$1.01	$1.56	$1.52
Fully diluted net income per share	$0.92	$1.00	$1.56	$1.51

FFO per basic share	$1.47	$1.53	$2.65	$2.60
Adjusted FFO per basic share	$1.56	$1.60	$2.79	$2.71

FFO per diluted share	$1.46	$1.52	$2.64	$2.59
Adjusted FFO per diluted share	$1.55	$1.59	$2.78	$2.69

(1)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2017		2016		2017		2016
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$263,373		$262,329		$517,527		$506,520
Operating Income	$61,443	23.3%	$63,018	24.0%	$113,575	21.9%	$108,477	21.4%
Depreciation & amortization	25,547		24,181		50,725		50,650
Preopening costs	173		—		228		—
Non-cash lease expense	1,279		1,311		2,559		2,622
Interest income on Gaylord National bonds	2,931		2,992		5,862		6,094
Other gains and (losses), net	—		(24)		—		(24)
Loss on disposal of assets	—		24		—		24

Adjusted EBITDA	$91,373	34.7%	$91,502	34.9%	$172,949	33.4%	$167,843	33.1%

Occupancy	76.7%		78.0%		74.7%		74.1%
Average daily rate (ADR)	$191.00		$188.86		$190.68		$186.19
RevPAR	$146.42		$147.40		$142.37		$137.98
OtherPAR	$202.03		$199.92		$201.87		$197.53
Total RevPAR	$348.45		$347.32		$344.24		$335.51

Gaylord Opryland
Revenue	$80,260		$79,582		$155,222		$155,222
Operating Income	$20,777	25.9%	$21,359	26.8%	$36,418	23.5%	$37,908	24.4%
Depreciation & amortization	8,373		7,348		16,470		14,889

Adjusted EBITDA	$29,150	36.3%	$28,707	36.1%	$52,888	34.1%	$52,797	34.0%

Occupancy	72.8%		77.2%		70.6%		74.3%
Average daily rate (ADR)	$180.11		$180.88		$178.76		$173.67
RevPAR	$131.07		$139.58		$126.16		$129.08
OtherPAR	$174.33		$163.87		$170.79		$166.85
Total RevPAR	$305.40		$303.45		$296.95		$295.93

Gaylord Palms
Revenue	$48,184		$45,683		$102,381		$101,442
Operating Income	$9,387	19.5%	$8,062	17.6%	$22,501	22.0%	$22,941	22.6%
Depreciation & amortization	4,759		4,762		9,554		9,470
Non-cash lease expense	1,279		1,311		2,559		2,622

Adjusted EBITDA	$15,425	32.0%	$14,135	30.9%	$34,614	33.8%	$35,033	34.5%

Occupancy	80.3%		78.3%		80.1%		80.1%
Average daily rate (ADR)	$181.68		$167.77		$194.21		$181.31
RevPAR	$145.91		$131.37		$155.52		$145.16
OtherPAR	$228.03		$223.15		$243.95		$249.86
Total RevPAR	$373.94		$354.52		$399.47		$395.02

Gaylord Texan
Revenue	$52,772		$56,350		$109,517		$110,021
Operating Income	$12,631	23.9%	$15,607	27.7%	$28,521	26.0%	$29,956	27.2%
Depreciation & amortization	5,140		5,026		10,250		10,030

Adjusted EBITDA	$17,771	33.7%	$20,633	36.6%	$38,771	35.4%	$39,986	36.3%

Occupancy	72.7%		79.8%		76.1%		76.4%
Average daily rate (ADR)	$190.73		$198.00		$189.76		$192.02
RevPAR	$138.66		$158.09		$144.44		$146.74
OtherPAR	$245.13		$251.72		$256.00		$253.33
Total RevPAR	$383.79		$409.81		$400.44		$400.07

Gaylord National
Revenue	$73,995		$73,550		$136,452		$127,705
Operating Income	$16,152	21.8%	$15,976	21.7%	$22,861	16.8%	$15,219	11.9%
Depreciation & amortization	6,613		6,395		13,129		14,961
Preopening costs	173		—		228		—
Interest income on Gaylord National bonds	2,931		2,992		5,862		6,094
Other gains and (losses), net	—		(24)		—		(24)
Loss on disposal of assets	—		24		—		24

Adjusted EBITDA	$25,869	35.0%	$25,363	34.5%	$42,080	30.8%	$36,274	28.4%

Occupancy	81.3%		76.6%		75.5%		68.5%
Average daily rate (ADR)	$214.42		$217.96		$210.19		$214.48
RevPAR	$174.41		$167.01		$158.76		$147.00
OtherPAR	$232.97		$237.92		$218.93		$204.54
Total RevPAR	$407.38		$404.93		$377.69		$351.54

The AC Hotel at National Harbor
Revenue	$3,679		$3,022		$6,138		$4,834
Operating Income	$1,378	37.5%	$924	30.6%	$1,757	28.6%	$995	20.6%
Depreciation & amortization	322		316		647		632

Adjusted EBITDA	$1,700	46.2%	$1,240	41.0%	$2,404	39.2%	$1,627	33.7%

Occupancy	82.5%		79.8%		72.4%		64.3%
Average daily rate (ADR)	$224.19		$188.82		$214.09		$185.57
RevPAR	$184.85		$150.63		$154.94		$119.38
OtherPAR	$25.77		$22.39		$21.70		$18.98
Total RevPAR	$210.62		$173.02		$176.64		$138.36

The Inn at Opryland (1)
Revenue	$4,483		$4,142		$7,817		$7,296
Operating Income	$1,118	24.9%	$1,090	26.3%	$1,517	19.4%	$1,458	20.0%
Depreciation & amortization	340		334		675		668

Adjusted EBITDA	$1,458	32.5%	$1,424	34.4%	$2,192	28.0%	$2,126	29.1%

Occupancy	81.9%		84.5%		76.9%		75.6%
Average daily rate (ADR)	$152.73		$132.64		$142.07		$129.27
RevPAR	$125.07		$112.14		$109.26		$97.67
OtherPAR	$37.49		$38.06		$33.24		$34.64
Total RevPAR	$162.56		$150.20		$142.50		$132.31

(1)	Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE FOR FULL YEAR 2017
	Low	High
Ryman Hospitality Properties, Inc.

Net Income	$148,500	$158,200
Provision (benefit) for income taxes	2,500	3,000
Interest expense	70,500	69,000
Interest income on Gaylord National Bonds	(10,000)	(11,000)

Operating Income	211,500	219,200
Depreciation and amortization	110,500	113,000
Non-cash lease expense	5,000	5,000
Preopening expense	700	900
Equity based compensation	6,300	6,900
Pension settlement charge, Other	2,000	2,000
Other gains and (losses), net	2,000	3,000
Interest income on Gaylord National Bonds	10,000	11,000

Adjusted EBITDA	$348,000	$361,000

Hospitality Segment

Operating Income	$217,000	$223,000
Depreciation and amortization	101,000	102,000
Non-cash lease expense	5,000	5,000
Other gains and (losses), net	2,000	3,000
Interest income	10,000	11,000

Adjusted EBITDA	$335,000	$344,000

Entertainment Segment

Operating Income	$28,500	$30,200
Depreciation and amortization	7,000	8,000
Preopening expense	700	900
Equity based compensation	800	900

Adjusted EBITDA	$37,000	$40,000

Corporate and Other Segment

Operating Income	$(34,000)	$(34,000)
Depreciation and amortization	2,500	3,000
Equity based compensation	5,500	6,000
Pension settlement charge, Other	2,000	2,000

Adjusted EBITDA	$(24,000)	$(23,000)

Ryman Hospitality Properties, Inc.

Net income	$148,500	$158,200
Pro Rata FFO from Joint Ventures	100	150
Depreciation & amortization	110,500	113,000

Funds from Operations (FFO)	259,100	271,350
Pro Rata AFFO from Joint Ventures	250	350
(Gain) loss on Other Assets	1,000	1,200
Non-cash lease expense	5,000	5,000
Write-Off of Deferred Financing Costs	1,000	1,000
Amortization of DFC	5,000	5,200
Deferred tax expense	(350)	(400)
Pension settlement charge	2,000	2,000

Adjusted FFO	$273,000	$285,700